SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2003
BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-10275 (Commission File Number)	74-1914582 (IRS employment identification no.)

6820 LBJ Freeway
Dallas, Texas 75240
(Address of principal executive offices)

Registrant's telephone number, including area code    972-980-9917

Item 7.  Financial Statements and Exhibits.

(c)       Exhibits.

                   Exhibit 99.1--Press release, dated June 5, 2003.

Item 9.  Regulation FD Disclosure.

In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished under Item 9 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

                   On June 5, 2003, the Company issued a press release regarding its planned transition for the duties of its chief executive officer.

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                      BRINKER INTERNATIONAL, INC.

Date: June 6, 2003                                                      By:     /s/ Roger F. Thomson
                                                                                           Roger F. Thomson,
                                                                                           Executive Vice President and General Counsel